Exhibit 10.66

BIXBY OFFICE PARK
3010 & 3020 OLD RANCH PARKWAY
SEAL BEACH, CALIFORNIA

SEVENTH AMENDMENT TO LEASE
(CLEAN ENERGY)

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is made as of September 23, 2010, by and between BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (Tenant”).

RECITALS

A.            Landlord (as successor-in-interest to EOP-Bixby Ranch, L.L.C.) and Tenant (formerly known as ENRG Fuel USA, Inc. and ENRG, Inc., as successor-in-interest to Pickens Fuels Corporation) entered into that certain Lease Agreement dated as of August 12, 1999, as amended by that certain First Amendment to Lease dated as of March 11, 2002, that certain Second Amendment dated as of November 24, 2003, that certain Third Amendment dated as of January 13, 2006 (the “Third Amendment”), that certain Fourth Amendment dated as of March 15, 2006, that certain Fifth Amendment dated as of October 17, 2006 (the “Fifth Amendment”), and that certain Sixth Amendment to Lease Agreement dated as of August 1, 2008 (the “Sixth Amendment”) (collectively, as amended, the “Lease”), with respect to certain premises located at 3010 Old Ranch Parkway, Seal Beach, California 90740 (the “3010 Building”) and 3020 Old Ranch Parkway, Seal Beach, California 90740 (the “3020 Building”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B.            Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of (i) 19,881 rentable square feet of space comprising the entire fourth (4th) floor of the 3020 Building and (ii) 6,136 rentable square feet of space located on the fourth (4th) floor of the 3010 Building and commonly known as Suite 440, for a total of 26,017 rentable square feet (collectively, the “Existing Premises”), as more particularly described in the Lease.

C.            Landlord and Tenant desire to expand the Existing Premises covered by the Lease to include 7,873 rentable square feet of space located on the second (2nd) floor of the 3020 Building, and commonly known as Suite 200 (the “Expansion Premises”), as more particularly set forth on Exhibit A attached hereto.

D.            Landlord and Tenant desire to amend the Lease to extend the Term of the Lease, to expand the size of the Premises, and to modify other provisions of the Lease, all as more particularly set forth herein and subject to the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree as follows:

1.             EXPANSION OF THE EXISTING PREMISES.  Effective as of the Extension Date and continuing through to and including the Expiration Date (as those terms are defined below), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Premises on all of the terms and conditions of the Lease, as amended hereby.  From and after the Extension Date, all references to the “Premises” in the Lease and this Amendment shall be deemed references to the Existing Premises and the Expansion Premises, collectively, and shall measure 33,890 rentable square feet.

2.             TERM.  The Lease with respect to the Premises, as amended by Section 1 above, is hereby amended to extend for a term of eighty (86) months (the “Extended Term”), commencing on the earlier of (i) the date Tenant commences business operations in the Expansion Premises, or (ii) the date the Landlord Work is Substantially Complete (as such terms are defined in Exhibit B attached hereto), subject to the issuance of a certificate of occupancy from the relevant governmental authority, if required, which date is anticipated to be December 1, 2010 (the “Extension Date”), and expiring on the last day of the eighty-sixth (86th) month following the Extension Date (the “Expiration Date”).  From and after the date hereof, all references to “Term” in the Lease or this Amendment shall be deemed references to the Term, as extended by this Amendment, and all references to the date of expiration of the Lease shall be deemed references to the Expiration Date.  It is understood and agreed that if for any reason the Extension Date occurs pursuant to the terms of this Amendment on a day other than the first (1st) day of a calendar month, the period commencing on the Extension Date and ending on the last day of the calendar month in which the Extension Date occurs shall be an initial stub period which shall be added to the Extended Term and Tenant shall pay all Rent and other charges with respect to such stub period (on a prorated basis as referenced in Section 3.1 (Base Rent) of the Lease) at the same rate applicable to the first (1st) full calendar month of the Extended Term.  Following such stub period and commencing as of the first (1st) day of the first (1st) full calendar month following the month in which the Extension Date occurs, Tenant shall commence the payment of Rent and other charges payable hereunder as if the Extended Term had actually commenced on such date.  The use of the stub period described above is intended to provide for ease of administration and calculation of all amounts owed hereunder, it being agreed that all rental adjustments will be determined as of the first (1st) day of a calendar month and the Extended Term will end as of the last day of a calendar month (unless earlier terminated pursuant to the terms hereof).  Within 30 days after the Extension Date, Tenant shall return an executed Confirmation of Extension Date in the form attached hereto as Exhibit C.  The Confirmation of Extension Date shall be binding upon Tenant unless Tenant objects thereto in writing within such 30 day period.  It is acknowledged and agreed that the existing Term of the Lease is currently scheduled to expire January 31, 2015, and the Extended Term described herein shall supersede and replace the currently remaining Term of the Lease pursuant to this Amendment.  In addition to the foregoing, Tenant shall have one (1) option to extend the Term for an additional period of five (5) years, pursuant to and in accordance with the terms and conditions of Rider No. 1, Rider No. 2 and Rider No. 3 attached hereto.

3.             CONDITION OF THE EXISTING PREMISES; CONDITION AND USE OF THE EXPANSION PREMISES.

a.             Condition of the Existing Premises.  Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Existing Premises.  Tenant currently occupies and will continue to occupy the Existing Premises in its current configuration “AS-IS”, subject to Landlord’s obligation to provide services, maintain the Premises and the Building, and to comply with applicable laws, rules and regulations, all as more particularly set forth in the Lease.

b.             Condition and Use of the Expansion Premises.  Except as specifically set forth in the Work Letter attached hereto as Exhibit B, Landlord shall have no obligation whatsoever on or before the Extension Date to construct leasehold improvements for Tenant or to repair or refurbish the Expansion Premises, however, all terms and conditions in the Lease with respect to Landlord’s repair obligations and obligations to provide services shall continue with respect to the entire Premises during the Extended Term.  The taking of possession of the Expansion Premises by Tenant following completion of the Landlord Work shall be conclusive evidence that Tenant accepts the same “AS IS” and that the Expansion Premises is in good and satisfactory condition at the time such possession was taken.  Tenant acknowledges that neither Landlord nor Landlord’s agents has made any representation or warranty as to the condition of the Expansion Premises or the Building or its suitability for Tenant’s purposes.  Tenant represents and warrants to Landlord that (a) its sole intended use of the Expansion Premises is for general office use, which has no special requirements, including but not limited to special security requirements, (b) it does not intend to use the Expansion Premises for any other purpose, and (c) prior to executing this Amendment it has made such investigations as it deems appropriate with respect to the suitability of the Expansion Premises for its intended use and has determined that the Expansion Premises is suitable for such intended use.

4.             BASE RENT.

a.             Base Rent for the Existing Premises.  Effective as of the Extension Date, in addition to all other amounts payable under the Lease, Tenant shall pay Monthly Base Rent for the Existing Premises as set forth below, in accordance with the terms of the Lease.  Upon execution of this Amendment, Tenant shall pay to Landlord the sum of $72,102.00 constituting Base Rent due and payable by Tenant for the Existing Premises for the first full calendar month of the Extended Term for which Base Rent is payable hereunder.

Months of the Extended Term/Rental Adjustment Dates**	Annual Base Rent	Monthly Base Rent	Monthly Base Rent per Rentable Square Foot of the Existing Premises
Extension Date — November 30, 2011	$865,224.00	$72,102.00	$2.77
December 1, 2011 — November 30, 2012	$908,484.00	$75,707.00	$2.91
December 1, 2012 — November 30, 2013	$953,904.00	$79,492.00	$3.06
December 1, 2013 — November 30, 2014	$982,524.00	$81,877.00	$3.15
December 1, 2014 — February 28, 2015	$1,012,008.00	$84,334.00	$3.24
March 1, 2015 — November 30, 2015	$685,207.32	$57,100.61	$2.19
December 1, 2015 — November 30, 2016	$705,763.56	$58,813.63	$2.26
December 1, 2016 — November 30, 2017	$726,936.36	$60,578.03	$2.33
December 1, 2017 — Expiration Date	$748,744.56	$62,395.38	$2.40

b.             Base Rent for the Expansion Premises.  Effective as of the Extension Date, in addition to all other amounts payable under the Lease, Tenant shall pay Monthly Base Rent for the Expansion Premises as set forth below, in accordance with the terms of the Lease.  Upon execution of this Amendment, Tenant shall pay to Landlord the sum of $15,352.35 constituting Base Rent due and payable by Tenant for the Expansion Premises for the first full calendar month of the Extended Term for which Base Rent is payable hereunder.

Months of the Extended Term/Rental Adjustment Dates**	Annual Base Rent	Monthly Base Rent	Monthly Base Rent per Rentable Square Foot of the Expansion Premises
*1 — 12	$184,228.20	$15,352.35	$1.95
13 — 24	$189,755.05	$15,812.92	$2.01
25 — 36	$195,447.70	$16,287.31	$2.07
37 — 48	$201,311.13	$16,775.93	$2.13
49 — November 30, 2015	$207,350.46	$17,279.21	$2.19
December 1, 2015 — November 30, 2016	$213,570.98	$17,797.58	$2.26
December 1, 2016 — November 30, 2017	$219,978.11	$18,331.51	$2.33
December 1, 2017 — Expiration Date	$226,577.45	$18,881.45	$2.40

*Base Rent due for the Expansion Premises for the first (1st) three (3) full months of the Extended Term shall be abated, as set forth in Section 4.c below.

**Numbered months referenced are to months of the Extended Term.  For purposes of clarification, Landlord and Tenant have agreed that the Monthly Base Rent for the Premises (including the Existing Premises and the Expansion Premises) shall be adjusted to a fixed rate of $2.26 per rentable square foot effective as of December 1, 2015, and the rental charts above reflect this fixed adjustment date.

c.             Rent Abatement for the Expansion Premises.  Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as amended, and no default by Tenant occurs under the Lease and continues to exist beyond the expiration of any applicable notice and cure period, Landlord hereby agrees that during the first (1st) three (3) full months of the Extended Term (the “Abatement Period”), Tenant shall not be required to pay the monthly installments of Base Rent and Tenant’s Share of Operating Costs and Taxes due for the Expansion Premises only.  During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease, as amended, including, but not limited to, payment of Base Rent and Tenant’s Share of Operating Costs and Taxes due for the Existing Premises.  In the event of a default by Tenant under the terms of the Lease that results in termination of the Lease in accordance with the provisions of Article 15 (Defaults and Remedies) of the Lease, then as a part of the recovery set forth in Article 15 of the Lease, Landlord shall be entitled to the recovery of the Base Rent that was abated under the provisions of this Section 3.

5.             OPERATING COSTS AND TAXES.

a.             Tenant’s Share.  Effective as of the Extension Date, Tenant’s Share of Operating Costs and Taxes shall be 12.73% (33,890 rentable square feet within the Premises/266,287 rentable square feet within the Project).  Landlord and Tenant stipulate and agree that the rentable square footage of the Building and the Premises are correct.

b.             Base Year.  Effective as of the Extension Date, Tenant’s Share of Operating Costs and Taxes shall be calculated using calendar year 2011 as the Base Year.  Accordingly, in addition to all other costs and expenses payable pursuant to the Lease, as amended, including, without limitation, Base Rent set forth in Section 4 of this Amendment, Tenant shall pay Tenant’s Share of Operating Costs and Taxes in excess of the Operating Costs and Taxes for the calendar year 2011.

c.             Building Occupancy.  Effective as of the date hereof, Section 3.2.(a).(3) (Operating Costs) of the Lease is hereby revised as set forth in this Section 5.c.  If at any time during a calendar year the Building is not 100% occupied or Landlord is not supplying services to 100% of the total rentable square footage of the Building, Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the rentable square footage of the Building.

d.             Cap on Controllable Operating Costs.  Notwithstanding anything to the contrary contained in Article 3 (Rent) of the Lease, effective as of the Extension Date, the aggregate Controllable Operating Costs (as hereinafter defined) included in Operating Costs in any calendar year after the Base Year shall not increase by more than five percent (5%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Operating Costs included in Operating Costs for any preceding calendar year (including the Base Year), but with no such limit on the amount of Controllable Operating Costs which may be included in the Operating Costs incurred during the Base Year.  For purposes of this Section 4.c, “Controllable Operating Costs” shall mean all Operating Costs except:  (i) insurance carried by Landlord with respect to the Property and/or the operation thereof; (ii) costs of capital expenditures which constitute Operating Costs under Section 3.2.(a).(3) of the Lease; and (iii) wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance (including, but not limited to, janitorial and cleaning services) or security of the Building or Property, to the extent such wages, salaries and other compensation are incurred as a result of union labor or government mandated requirements including, but not limited to, prevailing wage laws and similar requirements.  The provisions of this Section 5.d do not apply to Taxes and utility services.

6.             SECURITY DEPOSIT.  Landlord is currently holding a Security Deposit in the amount of $92,776.40 under the Lease for the Existing Premises.  Pursuant to the terms of Section 6 of the Sixth Amendment, Tenant is entitled to a reduction of the Security Deposit effective as of October 31, 2010, in an amount equal to $48,690.36 (the “Original Reduction Amount”).  Landlord and Tenant hereby agree to amend Section 6 of the Sixth Amendment to the reflect that effective as of the date of execution and delivery of this Amendment, a portion of the Original Reduction Amount, equal to $20,769.60 (110% of the last monthly installment of Base Rent payable for the Expansion Premises, herein the “Expansion Security Amount”), shall be deemed applied to the Security Deposit held by Landlord under the Lease, thereby reducing the Original Reduction Amount.  Accordingly, Landlord hereby agrees that, effective as of the Extension Date (and provided that no breach or default by Tenant has occurred under the Lease after the date of this Amendment and prior to the Extension Date, and remains uncured following the expiration of any applicable notice and cure period), Tenant shall be entitled to a reduction of the Security Deposit in the amount $27,920.76 (the “New Reduction Amount”), which amount shall be applied to Base Rent next coming due under the Lease.  From and after the application of the New Reduction Amount to Base Rent next coming due under the Lease as set forth herein, the Security Deposit amount held by Landlord hereunder shall be $64,855.64.  Thereafter, provided that no breach or default by Tenant occurs under the Lease after the date of this Amendment and prior to December 1, 2011 (and remains uncured following the expiration of any applicable cure period), Tenant shall be entitled to a reduction of the Security Deposit effective as of December 1, 2011, in an amount equal to the Expansion Security Amount, which amount shall be applied to Base Rent next coming due under the Lease, as amended.  It is understood and agreed that, if the Expansion Security Amount is applied as set forth above, the Security Deposit shall total $44,086.04, and there shall be no further reduction in the amount of the Security Deposit for the remainder of the Term, and the Security Deposit, as reduced hereby, shall continue to be held pursuant to the terms Article VI of the Lease, through the date Tenant has satisfied all of its obligations under the Lease.  It is further understood and agreed that the terms set forth in the last sentence of Section 6 of the Sixth Amendment requiring Tenant to restore the Security Deposit in the event of a default by Tenant shall continue in full force and effect.

7.             PARKING.  From and after the Extension Date, Tenant shall be entitled to use a total of one hundred thirty-six (136) parking passes subject to and in accordance with the terms and conditions of Section 36 and Exhibit D of the Original Lease, and the terms of this Section 7.  Of those 136 parking passes, Tenant shall have the right to maintain (a) up to twenty-four (24) reserved parking passes at the monthly rate of $100.00 per reserved parking pass per month throughout the Extended Term and (b) up to twenty-three (23) reserved parking passes at no cost to Tenant during the Extended Term, subject, however, to the payment of Operating Costs attributable to the parking areas.  All charges paid by Tenant for reserved parking passes shall constitute Additional Rent under the Lease.  Notwithstanding the foregoing, it is understood and agreed that Tenant’s existing twenty-four (24) reserved parking passes shall remain in the same location, as more particularly shown on Exhibit D (Parking Diagram) attached hereto.

8.             FIRST RIGHT TO LEASE.  During the period from the Extension Date until the last day of the fiftieth (50th) full month of the Extended Term, Tenant shall have the First Right to lease Suite 250 of the 3020 Building, subject to and in accordance with the terms and conditions of Rider No. 4 attached hereto.

9.             SNDA.  Landlord agrees to use commercially reasonable efforts to obtain from the current lender holding a lien on the Property as of the date hereof a subordination, non-disturbance and attornment agreement (“SNDA”) in favor of Tenant with respect to the Lease, in the current lender’s standard form.  If Tenant requests any material changes to the current lender’s form of SNDA, then Tenant shall reimburse Landlord for any actual fees charged to Landlord in obtaining such SNDA for Tenant (including any actual processing fees or actual costs charged by the current lender).

10.          ADDITIONAL LEASE MODIFICATION.  Effective as of the date hereof, Section 1.01 (Suite B250 Right of First Offer) of the Fifth Amendment is hereby deleted in its entirety and shall be of no further force or effect.  It is further understood and agreed that the terms of Article 11 of the Lease relating to the obligations of Tenant to carry insurance shall be revised as follows:  (i) Section 11(b) shall require full replacement cost coverage to be carried by Tenant; (ii) Section 11(c) shall be revised to reflect that the required financial size category rating of Tenant’s insurers shall be “X” in the latest edition of the A.M. Best Key Rating Guide.  Further, any blanket policy shall be endorsed to provide that the required general aggregate coverage limit shall apply separately and in total to this location only (designate location general aggregate limit).

11.          FINANCIAL STATEMENTS.  At any time during the Term of the Lease, upon thirty (30) days prior written notice from Landlord (but not more frequently than once per calendar year), Tenant agrees to provide Landlord with a current financial statement for Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant.  Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.  Notwithstanding the foregoing, following the occurrence of a breach or default by Tenant under the Lease, which remains uncured following the expiration of any applicable notice and cure period, Tenant shall provide financial statements as referenced above, upon ten (10) business days notice from Landlord, and such financial statements shall be audited by an independent certified public accountant unless otherwise agreed by Landlord.

12.          BROKERS.  Tenant represents and warrants to Landlord that, other than Jones Lang LaSalle (Paul Park) (“Tenant’s Broker”), it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.  The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.  Landlord shall pay a commission or finder’s fee due to Tenant’s Broker in connection with this Amendment, pursuant to a separate written agreement.   The provisions of this Section 12 shall survive the expiration or earlier termination of the Lease.  Landlord represents and warrants to Tenant that, other than Cushman & Wakefield (James Estrada) (“Landlord’s Broker”), and other than Tenant’s Broker, it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord.

13.          OFFSET RIGHT FOR LANDLORD FAILURE TO PAY BROKERAGE COMMISSION.  If Landlord fails to pay the brokerage commission payable by Landlord with respect to this Amendment in accordance with the terms and conditions of a separate written brokerage agreement executed by Landlord, Tenant shall be entitled to deliver to Landlord written notice (“Payment Notice”) of such failure to pay.  Each Payment Notice shall include a reasonably particularized breakdown of all the amounts Tenant contends are owed.  If Landlord fails to fulfill any such payment obligation within ten (10) days after Landlord’s receipt of the Payment Notice from Tenant, Tenant shall be entitled to fund the entire amount which is the subject of the Payment Notice, together with interest at the Interest Rate from the date of payment by Tenant until the actual date of offset, against Tenant’s first obligations to pay Rent.

14.          TENANT’S RIGHT TO TRANSFER TO AFFILIATES.  Effective as of the date hereof, Article 14 (Assignment and Subletting) of the Lease is hereby amended to add the following as a new Section 14.9:

“14.9       Affiliate Transfers.  Notwithstanding anything to the contrary contained in this Article 14, an assignment of this Lease or a subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant or any corporation or other business entity that succeeds to the business of Tenant as a result of a merger, consolidation, sale of substantially all of the assets, or other business reorganization (“Affiliate”) of Tenant shall not be deemed a Transfer requiring Landlord’s consent under this Article 14, provided that (i) Tenant notifies Landlord of any such assignment or sublease prior to the effective date thereof and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate (including, in the event of an assignment, evidence of the assignee’s assumption of Tenant’s obligations under this Lease or, in the event of a sublease, evidence of the sublessee’s assumption, in full, of the obligations of Tenant with respect to the portion of the premises so subleased, other than the payment of rent), (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Landlord to be in default under any lease at the Property, (iv) the net worth of such Affiliate shall be reasonably sufficient to meet the obligations undertaken by such Affiliate with respect to this Lease, taking into a account all relevant factors, and (v) with respect to a subletting only, Tenant and such Affiliate execute Landlord’s standard consent to sublease form.  The provisions of this Section 14.9 shall not be available to any assignee or sublessee of Tenant’s interest in this Lease, unless such transferee obtained its interest in this Lease pursuant to the provisions of this Section 14.9.  Notwithstanding the foregoing, any subtenant or assignee shall comply with the terms and conditions of Section 13.A (ERISA Compliance) of the Sixth Amendment.”

15.          CONTINUING EFFECTIVENESS.  The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect.

16.          COUNTERPARTS; ELECTRONIC DELIVERY.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.  The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Amendment with respect to the delivering party.  If a variation or discrepancy among counterparts occurs, the copy of this Amendment in Landlord’s possession shall control.  Tenant confirms that no default exists under the Lease.

17.          EXECUTION BY BOTH PARTIES.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution and delivery by both Landlord and Tenant.

18.          AUTHORIZATION. The individuals signing on behalf of Tenant each hereby represents and warrants that he or she has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof.  Two (2) authorized officers must sign on behalf of Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide.  In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

BIXBYBIT - BIXBY OFFICE PARK, LLC,
a Delaware limited liability company

By:	BixbyBIT Investments, LLC,
a Delaware limited liability company
its sole member

	By:	BLC Incentive Management, LLC,
a Delaware limited liability company,
its Managing Member

		By:	Bixby Land Company,
a California corporation,
its Managing Member

			By:	/s/ Aaron D. Hill
				Name:	Aaron D. Hill
				Title:	Vice President
BL #
DRE #

			By:	/s/ Martin T. O’Hea
				Name:	Martin T. O’Hea
				Title:	Chief Financial Officer
BL #
DRE #

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

S-1

TENANT:

CLEAN ENERGY,
a California corporation

By:	/s/ Andrew J. Littlefair
Name:	/s/ Andrew J. Littlefair
Title:	President and CEO

By:	/s/ Richard R. Wheeler
Name:	Richard R. Wheeler
Title:	Chief Financial Officer

Tenant’s Tax ID Number (SSN or FEIN)

S-2

EXHIBIT A

EXPANSION PREMISES

TENANT’S INITIALS HERE:

[FINAL EXECUTION COPY] W02-WEST:1PLW2\402897854.6	EXHIBIT A	BIXBY OFFICE PARK Clean Energy
092310		14CZ-153365

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EXHIBIT B

WORK LETTER

This Exhibit is attached to and made a part of the Seventh Amendment to Lease by and between BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”) for space in the buildings located at 3010 & 3020 Old Ranch Parkway, Seal Beach, California 90740.

1.                                       Landlord, at its sole cost and expense (subject to the terms and provisions of this Section 1 and Section 2 below) shall perform improvements to the Expansion Premises in accordance with the space plan attached hereto as Schedule 1 (the “Space Plan”), using mutually agreed to methods, materials and finishes, provided, however, Tenant acknowledges and agrees that Landlord shall not be obligated to pay more than $118,095.00 (calculated at a rate of $15.00 per rentable square foot of the Expansion Premises) (the “Allowance”) to complete the Landlord Work (as defined below), and Tenant shall pay to Landlord (within fifteen (15) business days after invoice therefor, which invoice shall include reasonable detail and supporting documentation) the amount of any actual and reasonable costs incurred by Landlord to complete the Landlord Work in excess of $118,095.00.  The improvements to be performed in accordance with the Space Plan are hereinafter referred to as the “Landlord Work”.  Landlord shall enter into a direct contract for the Landlord Work with a licensed general contractor selected by Landlord, which shall be DBAC.  The contract shall provide a construction schedule for the Landlord Work with a goal of completing the Landlord Work by no later than November 30, 2010.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.  Landlord Work shall include any and all architectural fees, engineering fees, and required permits.  Tenant shall pay a construction management fee to Landlord in an amount equal to five percent (5%) of the actual cost of construction of the Landlord Work.

2.                                       All other work and upgrades (including, without limitation, any change orders with respect to the initial Space Plan), shall be subject to Landlord’s and Tenant’s mutual approval, and shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent and a construction management fee payable to Landlord equivalent to five percent (5%) of the cost of such work and upgrades.  Tenant shall be responsible for any delay (subject to force majeure) in completion of the Expansion Premises resulting from any such other work and upgrades requested or performed by Tenant.

3.                                       Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, Laws or regulations or that the improvements constructed will be adequate for Tenant’s use.

4.                                       Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible.  Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

[FINAL EXECUTION COPY] W02-WEST:1PLW2\402897854.6	EXHIBIT B	BIXBY OFFICE PARK Clean Energy
092310		14CZ-153365

1

5.                                       For purposes of this Seventh Amendment, including for purposes of determining the Extension Date (pursuant to Section 2 of this Amendment), the Landlord Work shall be “Substantially Complete” upon (i) the completion of the Landlord Work in the Expansion Premises pursuant to the Space Plan, and a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises has been obtained, subject only to any minor adjustments or touch up work which may be necessary (which work Landlord agrees to complete as soon as possible).

6.                                       This Exhibit shall not be deemed applicable to any additional space added to the Expansion Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Expansion Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

7.                                       Landlord agrees to reimburse Tenant for its actual reasonable costs charged by Tenant’s architect for its representation of Tenant in the development of a space plan for the Expansion Premises, within thirty (30) days of Landlord’s receipt of a copy of the architect’s invoice from Tenant, which invoice shall detail such actual reasonable costs charged by Tenant’s architect, provided that such costs shall be limited to two (2) rounds of space plan drafts.

8.                                       Unless otherwise agreed by Landlord and Tenant, Landlord shall be responsible for the prompt payment of the Allowance directly to the contractor, in accordance with the terms and conditions of this Work Letter.  However, if Landlord fails to fund the Allowance in accordance with the terms of this Work Letter, Tenant may deliver to Landlord written notice (“Allowance Payment Notice”) of such failure to fund, which Allowance Payment Notice shall include a detailed description of the amounts Tenant contends Landlord failed to fund pursuant to this Work Letter. If Landlord objects to any Allowance amount set forth in an Allowance Payment Notice, Landlord shall identify and provide the reasonable basis for such objection(s).  If Landlord fails to fund a portion of the Allowance as specifically set forth in an Allowance Payment Notice within ten (10) business days after Landlord’s receipt of the Allowance Payment Notice from Tenant and if Landlord fails to deliver written notice to Tenant within such ten (10) day period explaining Landlord’s reasons that the Allowance amounts described in Tenant’s Allowance Payment Notice are not due and payable by Landlord (“Refusal Notice”), Tenant shall be entitled to fund the portion of the Allowance which is the subject of the Allowance Payment Notice (or, if Landlord timely sent a Refusal Notice, only those amounts to which Landlord did not object) itself and to offset such amount(s), against Tenant’s first obligations to pay Base Rent.  If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the Allowance amounts to be so paid by Landlord, if any, within twenty (20) business days after Tenant’s receipt of a Refusal Notice, Landlord or Tenant may elect to have such dispute resolved by expedited binding arbitration before a retired judge of the Superior Court of the State of California under the auspices of JAMS (or any successor to such organization, or if there is no such successor, then to a comparable organization mutually agreed upon by Landlord and Tenant) in Los Angeles, California, according to the then rules of commercial arbitration of such organization.  JAMS shall be instructed to complete the arbitration

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within thirty (30) days.  If such dispute is so submitted to arbitration, Tenant shall not be permitted any such offset against Base Rent unless and until the arbitration proceedings are concluded in Tenant’s favor.  The foregoing shall apply only to a failure of Landlord to fund the Allowance and shall not be applicable to any other obligation of Landlord under the Lease as amended hereby.  It is further understood and agreed that if Landlord  has not funded a portion of the Allowance and delivers a Refusal Notice with respect to the requested disbursement amount, and such failure to fund results in the contractor actually ceasing or threatening to cease construction of the Landlord Work, then Landlord and Tenant work together to promptly agree upon a mutually acceptable arrangement with respect to the Allowance such that there is no delay in the completion (and no cessation) of the Landlord Work.

9.                                       Landlord shall cause the contractor performing the Landlord Work to issue industry standard construction warranties with respect to the Landlord Work, with coverage for workmanship, materials and equipment, which warranties shall run to the benefit of Landlord and Tenant or shall be assignable to Tenant such that Tenant will be entitled to the benefit of any such warranties upon request.

3

SCHEDULE 1 TO EXHIBIT B

SPACE PLAN

TENANT’S INITIALS HERE:

[FINAL EXECUTION COPY] W02-WEST:1PLW2\402897854.6	SCHEDULE 1 TO EXHIBIT B	BIXBY OFFICE PARK Clean Energy
092310		14CZ-153365

1

TENANT’S INITIALS HERE:

2

LEGEND

- NEW DOOR.
- EXISTING PARTITION TO REMAIN.
- NEW DEMISING PARTITION
- NEW PARTITION
- WALL MOUNTED DUPLEX ELECTRICAL OUTLET.
- BUILDING STANDARD TELE/DATA OUTLET
- WALL POWER IN-FEED FOR WORKSTATIONS POWER AND TELEPHONE/DATA.

see drawing for placement *

KEYNOTES

- (2.1) PROVIDE NEW UPPER AND LOWER MILLWORK WITH GARBAGE DISPOSAL, ADA COMPLIANT SINK, DISHWASHER, AND ADJUSTABLE SHELVING.
- (2.2) PROVIDE 1/4" DIAMETER COLD COPPER WATER LINE FOR COFFEE MAKER WITH SHUT OFF VALVE.
- (2.3) PROVIDE 1/4" DIAMETER COLD COPPER WATER LINE FOR ICE MAKER WITH SHUT OFF VALVE.
- (2.4) PROVIDE NEW BUILDING STANDARD TENANT DOOR LOCKING ASSEMBLY.
- (2.5) PROVIDE NEW TENANT DOOR AND ASSEMBLY WITH MAG-HOLD.
- (2.6) PROVIDE NEW BUILDING STANDARD CARPET WITH 4" STRAIGHT RUBBER BASE.
- (2.7) PROVIDE NEW BUILDING STANDARD VCT WITH 4" COVED RUBBER BASE.
- (2.9) PROVIDE NEW BUILDING STANDARD PAINT.
- (2.10) PROVIDE ALLOWANCE TO RELOCATE LIGHT FIXTURES PER NEW WALL LAYOUT.
- (2.11) PROVIDE ALLOWANCE FOR BUILDING STANDARD ACCENT PAINT AT 30% OF WALLS. (2) COATS PAINT, (1) COAT PRIMER.
- (2.12) PROVIDE ALLOWANCE FOR WORKSTATION IN-FEEDS. ALLOW (1) FURNITURE FEED AT EACH LOCATION.
- (2.13) PROVIDE DEDICATED DUPLEX OUTLET, 15 AMP, 5-15R, AND TELE/DATA FOR TENANT'S COPIER. *
- (2.14) CONTRACTOR TO VERIFY EXISTING ELECTRICAL AND PROVIDE NEW AS REQUIRED TO BE (1) BUILDING STANDARD DUPLEX AND (1) TELE/DATA AT DESK LOCATIONS THAT DO NOT INDICATE FURNITURE FEEDS.

ALTERNATE KEYNOTES

- (B.1) NEW WOOD FLOORING, PROVENZA OLD WORLD COLLECTION, 564, DESERT HAZE.
- (B.2) PROVIDE NEW FRAMED BUTT-JOINT GLASS WALL TO MATCH EXISTING DOOR HEIGHT. MAXIMIZE WIDTH.
- (B.3) PROVIDE ALTERNATE PRICE FOR 24" HIGH FRAMED CLERESTORY WINDOW, MAXIMIZE WIDTH.
- (B.4) PROVIDE ALTERNATE PRICE FOR POWER FOR NEW MOTORIZED MECHOSHADE ELECTROSHADE SYSTEM FOR MOTORIZED SHADES: ELECTRO/3, SHADECLOTH:TBD, AT WINDOW
- (B.5) PROVIDE ALTERNATE PRICE FOR NEW WOOD VENEER CREDENZA WITH WOOD VENEER TOP.
- (B.6) PROVIDE ALTERNATE PRICE FOR STONE SLAB COUNTERTOP WITH BULLNOSE EDGE.
- (B.7) PROVIDE ALTERNATE PRICE FOR CARD READER TO BE TIED INTO ELECTRICAL SYSTEMS.
- (B.8) PROVIDE ALTERNATE PRICE FOR NEW WRITABLE WHITE BOARD TO RUN FULL LENGTH OF WALL WITH 4" ALUMINUM CHALK RAIL. WOOD VENEER SLIDING DOORS TO COVER LENGTH OF WHITE BOARD TO BE MOUNTED ON HAFALE SLIDING HARDWARE; HAFELE "SLIDING DOOR FITTING HAWA DORADO INFRONT" OR EQUAL.
- (B.9) PROVIDE ALTERNATE PRICE FOR NEW 24 HOUR 1-TON HVAC UNIT.
- (B.10) PROVIDE ALTERNATE PRICE FOR (8) BUILDING STANDARD DEDICATED DUPLEX OUTLETS.
- (B.11) PROVIDE NEW FLUSH MOUNTED FLOOR CORE.
- (B.12) PROVIDE POWER IN CEILING FOR NEW RECESSED 8'-0" WIDE PROJECTION SCREEN IN CEILING, DA LITE OR EQUAL.
- (B.13) PROVIDE POWER IN CEILING FOR TENANT'S CEILING MOUNTED PROJECTOR.
- (B.14) PROVIDE NEW FULL HEIGHT PARTITION.
- (B.15) PONY-UP EXISTING WALL TO BE FULL HEIGHT.

PLAN APPROVAL 9/24/2010 DATE

Barbara Johnson

BROKER

SAA
SHLEMMER + ALGAZE + ASSOCIATES
interiors and architecture

3300 Irvine Avenue, Suite 130
Newport Beach, California 92660
T (949) 724-8858
F (949) 724-1861

CLEAN ENERGY
BIXBY OFFICE PARK
3020 OLD RANCH RD.
SEAL BEACH, CA

FLOOR 02

SUITE 200

09.17.10

TENANT’S INITIALS HERE:

3

EXHIBIT C

CONFIRMATION OF EXTENSION DATE

BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”), are parties to that certain Seventh Amendment to Lease dated as of September 20, 2010 (the “Seventh Amendment”).  All capitalized terms not defined herein shall have the same meaning as set forth in the Seventh Amendment.  Landlord and Tenant hereby confirm the following:

1)                                      The Extended Term of the Lease (as more particularly defined in the Seventh Amendment) commenced as of             , 20      , which date shall be the “Extension Date” under the terms of the Lease.

2)                                      The “Expiration Date” of the Lease is             , 20      , subject to extension or earlier termination in accordance with the terms and conditions of the Lease.

3)                                      The Lease, as amended by the Seventh Amendment, remains in full force and effect.

[SIGNATURES ON NEXT PAGE]

EXHIBIT C

1

LANDLORD:

BIXBYBIT - BIXBY OFFICE PARK, LLC,
a Delaware limited liability company

By:	BixbyBIT Investments, LLC,
a Delaware limited liability company
its sole member

By:	BLC Incentive Management, LLC,
a Delaware limited liability company,
its Managing Member

	By:	Bixby Land Company,
a California corporation,
its Managing Member

		By:	/s/ Aaron D. Hill
			Name:	Aaron D. Hill
			Title:	Vice President
BL #
DRE #

		By:	/s/ Martin T. O’Hea
			Name:	Martin T. O’Hea
			Title:	Chief Financial Officer
BL #
DRE #

TENANT:

CLEAN ENERGY,
a California corporation

By:	/s/ Andrew J. Littlefair
Name:	/s/ Andrew J. Littlefair
Title:	President and CEO

By:	/s/ Richard R. Wheeler
Name:	Richard R. Wheeler
Title:	Chief Financial Officer

Tenant’s Tax ID Number (SSN or FEIN)

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EXHIBIT D

PARKING DIAGRAM

3030
3020
3010
16 15 14 13 12 11 10 9 8
7 6 5 4 3 2 1
Clean Energy
17 18 19 20 21 22 23 24

9/22/2010

405 Freeway

TENANT’S INITIALS HERE:

EXHIBIT D

1

RIDER NO. 1 TO SEVENTH AMENDMENT

EXTENSION OPTION RIDER

This Rider No. 1 is made and entered into by and between BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”), as of the day and year of the Seventh Amendment to Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.             Landlord hereby grants to Tenant (1) option (the “Extension Option”) to extend the Term of the Lease for an additional period of five (5) years (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the Extended Term, except for the Monthly Base Rent, which shall equal the greater of (a) the Monthly Base Rent payable by Tenant during the last month of the then current Term immediately preceding the Option Term or (b) the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of Section 3 below.

2.             The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is twelve (12) months and no later than that date which is nine (9) months prior to the expiration of the then current term of the Lease.  The Extension Option shall not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant has (a) committed an uncured event of default whose cure period has expired pursuant to Article 15 of the Lease (following the delivery of any written notice required thereunder), (b) assigned all or any portion of the Lease or its interest therein without Landlord’s consent (if required) or otherwise in violation of Article 14 of the Lease, or (c) sublet all or any portion of the Premises, other than in strict accordance with the terms of Article 14 of the Lease.  Upon Tenant’s written request in connection with Tenant’s delivery of an Extension Notice, Landlord will provide written confirmation to Tenant that Landlord is not aware of the existence of a condition referenced in (a) through (c) above which would render Tenant’s exercise of its Extension Option ineffective.  Provided Tenant has properly and timely exercised the Extension Option, the then current term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above.  In connection with any exercise by Tenant of the Extension Option, Landlord shall determine whether and to what extent any additional Security Deposit may be required, after taking into account the then existing financial strength of Tenant and all other relevant and industry standard factors, consistent with market, provided, however, it is expressly understood that Landlord will not require any addition to Tenant’s Security Deposit in connection with Tenant’s exercise of its Extension Option so long as (i) no uncured breach or default by Tenant exists under the Lease as of the date of delivery of the Extension Notice or as of the date of the commencement of the Option Term, and (ii) there has occurred no material adverse change in the financial condition of Tenant as of the date of delivery of the Extension Notice or as of the date of commencement of the Option Term.

RIDER NO. 1

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3.             If Landlord determines that the Monthly Base Rent for the Option Term shall be the Monthly Base Rent payable by Tenant during the last month of the then current Term pursuant to Section 1(a) above, such determination shall be conclusive, Tenant shall have no right to object thereto, and the following provisions regarding the determination of the fair market rental rate shall not apply.  If, however, Landlord determines that the Monthly Base Rent for the applicable Option Term shall be the fair market rental rate pursuant to Section 1(b) above, then such fair market rate shall be determined in accordance with the Fair Market Rental Rate Rider attached to the Seventh Amendment to Lease as Rider No. 2.

4.             Notwithstanding the fair market rental rate determined pursuant to Section 3 above, in no event shall the Monthly Base Rent payable during the Option Term be less than the Monthly Base Rent payable during the last month of the immediately preceding Term.

5.             If Tenant wishes to determine prior to exercise of the Extension Option whether Landlord intends to require that Tenant pay the existing Monthly Base Rent for the Option Term, Tenant may deliver to Landlord no less than eleven (11) months prior to the expiration of the then current Term of the Lease a written inquiry to such effect, and Landlord agrees to respond to such written inquiry within thirty (30) days following receipt thereof.

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RIDER NO. 2 TO SEVENTH AMENDMENT

FAIR MARKET RENTAL RATE

This Rider No. 2 is made and entered into by and between BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”), as of the day and year of the Seventh Amendment to Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.             The term “fair market rental rate” as used in the Lease and any Rider attached thereto shall mean the annual amount per square foot, projected during the Option Term that a willing, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable Class “A” office building located in the West Orange County market area (the “Comparison Area”) would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the buildings located in the Project may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings.  All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges,  etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term.  Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.  The fair market rental rate shall include the periodic rental increases that would be included for space leased for the period of the Option Term.

2.             In the event the determination of fair market rental rate is required under the Lease (as set forth in Rider No. 1 above), Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than ninety (90) days following Landlord’s receipt of Tenant’s Extension Notice.  Tenant shall have ten (10) business days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing.  Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s disapproval thereof.  If within Tenant’s Review Period Tenant objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Section 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations.  Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period.  The parties shall each provide the other with such supporting information and documentation as they deem

RIDER NO. 2

1

appropriate.  At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate.  If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands arbitration, in which event each party’s determination shall be submitted to arbitration in accordance with the provisions of Section 3 below and neither party shall have the right to reject the decision or to nullify the exercise of the applicable Option.

3.             (a)           Landlord and Tenant shall each appoint one (1) competent, independent and impartial commercial real estate broker with at least ten (10) years full time commercial real estate brokerage experience in the Comparison  Area (each a “broker”).  The determination of the brokers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the brokers, taking into account the requirements specified in Section 1 above.  Each such broker shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b)           The two (2) brokers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed broker agree upon and appoint a third broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) brokers.

(c)           The three (3) brokers shall within thirty (30) days of the appointment of the third broker reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof.  During such thirty (30) day period, Landlord and Tenant may submit to the brokers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the brokers jointly to question and respond to questions from the brokers.

(d)           The decision of the majority of the three (3) brokers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the applicable Option.  If either Landlord or Tenant fails to appoint an broker within the time period specified in Section 3(a) hereinabove, the broker appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an broker could have last appointed such broker reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such broker’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the applicable Option.

(e)           If the two (2) brokers fail to agree upon and timely appoint a third broker, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Orange County to appoint a third broker meeting the qualifications set forth herein.  The third broker, however, selected, shall be a person who has not previously acted in any capacity for either party.

(f)            The cost of each party’s broker shall be the responsibility of the party selecting such broker, and the cost of the third broker (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

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(g)           If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the broker(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the brokers select Tenant’s submitted best and final estimate of the fair market rental rate.  The parties shall enter into an amendment to the Lease confirming the terms of the decision.

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RIDER NO. 3 TO SEVENTH AMENDMENT

OPTIONS IN GENERAL

This Rider No. 3 is made and entered into by and between BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”), as of the day and year of the Seventh Amendment to Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

(a)           Definition.  As used in this Rider, the word “Option” means:

•                                          the Extension Option pursuant to Rider No. 1 attached hereto.

•                                          the First Right pursuant to Rider No. 4 attached hereto.

(b)           Option Personal.  The Option granted to Tenant is personal to the original Tenant executing this Seventh Amendment to Lease (the “Original Tenant”) and any Affiliate of Tenant pursuant to Section 14 of the Seventh Amendment, and may be exercised only by the Original Tenant while occupying the entire Premises and without the intent of thereafter assigning the Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the Original Tenant.  The Option granted to Tenant under the Lease is not assignable separate and apart from the Lease, nor may the Option be separated from the Lease in any manner, either by reservation or otherwise.

(c)           Effect of Default on Options.  Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord upon written notice to Tenant and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation under the terms of the Lease (following the expiration of any applicable notice and cure period) as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of the Lease.

(d)           Option as Economic Term.  The Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

RIDER NO. 3

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RIDER NO. 4 TO SEVENTH AMENDMENT

RIGHT OF FIRST OFFER TO EXPAND

This Rider No. 4 is made and entered into by and between BIXBYBIT - BIXBY OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”), as of the day and year of the Seventh Amendment to Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

During the period from the Extension Date until the last day of the fiftieth (50th) full month of the Extended Term (subject to extension as set forth in the last paragraph hereof), Landlord hereby grants Tenant the ongoing right (“First Right”) to lease Suite 250 of the 3020 Building (the “First Right Space”), as more particularly shown on Schedule 1 attached hereto, in accordance with and subject to the provisions of this Rider No. 4.  At any time after the Extension Date, but prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Base Rent, term, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party in response to a third party proposal or request for proposal; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit.  It is understood that should Landlord intend to lease other space in addition to the First Right Space as part of a single transaction, then Landlord’s notice shall so provide and all such space shall collectively be subject to the following provisions. Within five (5) business days after receipt of Landlord’s notice, and provided Tenant is not then in default (beyond any applicable cure period provided for in the Lease), Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, or any portion thereof agreeable to Landlord, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in the Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms (or square footage), in which event Tenant shall also specify revised Economic Terms (or square footage) upon which Tenant shall be willing to lease the Designated Space.  In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above.  In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms (or square footage) and the same other non-Economic Terms as set forth in the Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant or re-offer the space to Tenant if Economic Terms are materially more favorable. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to Lease consistent with the foregoing, and Tenant shall return same to Landlord (executed or with reasonable comments to discuss with Landlord) within ten (10) business days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy.

RIDER NO. 4

1

Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension or expansion rights previously granted by Landlord to any existing third party tenants as of the Lease execution date, and to any extension or expansion rights which may hereafter be granted by Landlord to any third party tenant occupying the First Right Space or any portion thereof who leases the First Right Space prior to Tenant executing this Seventh Amendment.  Currently, an existing tenant on the second (2nd) floor of the Building has an ongoing right of first offer with respect to space contiguous to its premises, expiring on or about July 31, 2015.

It is further acknowledged that the reference above to a cutoff date of the last day of the 50th full month of the Extended Term is based on the assumption that Tenant will lease the Designated Space for a Term coterminous with the Extended Term of the Lease.  Notwithstanding the foregoing, Landlord hereby agrees to provide to Tenant throughout the Extended Term written notice of the proposed Economic Terms for a lease of any Designated Space, and Tenant shall have the First Right to lease such Designated Space on the Economic Terms proposed by Landlord in such notice, subject to and in accordance with the terms of this Rider No. 4.

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SCHEDULE 1 TO RIDER NO. 4

FIRST RIGHT SPACE

TENANT’S INITIALS HERE:

SCHEDULE 1 TO
RIDER NO. 4

1